UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 17, 2007

Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way

Boise, Idaho  83716-9632

(Address of principal executive offices)

(208) 368-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01.      Entry into a Material Definitive Agreement.

 On May 17, 2007, Micron Technology, Inc., a Delaware corporation (“Micron”), entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. Incorporated, as representative of the underwriters (collectively, the “Underwriters”) to issue and sell $1.135 billion aggregate principal amount of 1.875% Convertible Senior Notes due June 1, 2014 (the “Notes”) in a public offering pursuant to a Registration Statement on Form S-3 (the “Registration Statement”) and a related prospectus (the “Prospectus”) filed with the Securities and Exchange Commission. In addition, Micron granted the Underwriters an option to purchase up to an additional $165 million aggregate principal amount of Notes solely to cover over-allotments. On May 18, 2007, the Underwriters exercised this option in full. Micron estimates that the net proceeds from the offering, including the exercise of the Underwriters’ option to purchase the additional Notes, will be approximately $1.27 billion, after deducting underwriting discounts and estimated offering expenses. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K.

On May 23, 2007, Micron entered into an indenture (the “Indenture”) with Wells Fargo Bank, National Association, as trustee, relating to the Notes. The Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K.  The Notes bear interest at a rate of 1.875% per year on the principal amount, accruing from May 23, 2007. Interest is payable semiannually in arrears in cash on June 1 and December 1 of each year, beginning on December 1, 2007. The Notes will mature on June 1, 2014, subject to earlier repurchase or conversion.

The initial conversion rate for the Notes is 70.2679 shares of common stock per $1,000 principal amount of Notes. This is equivalent to an initial conversion price of approximately $14.23 per share of common stock. Holders may surrender their Notes for conversion prior to the close of business on the business day immediately preceding the maturity date for the Notes only under the following circumstances: (1) during any calendar quarter beginning after August 30, 2007 (and only during such calendar quarter), if the closing price of Micron’s common stock for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is more than 130% of the then applicable conversion price per share of the Notes, which is $1,000 divided by the then applicable conversion rate of the Notes; (2) if the Notes have been called for redemption; (3) if specified distributions to holders of Micron’s common stock are made, or specified corporate events occur; (4) during the five business days after any five consecutive trading day period in which the trading price per $1,000 principal amount of Notes for each day of that period was less than 98% of the product of the closing price of Micron’s common stock and the then applicable conversion rate of the Notes; or (5) at any time on or after March 1, 2014.

Upon conversion, Micron will have the right to deliver, in lieu of shares of its common stock, cash or a combination of cash and shares of common stock. At any time on or prior to the 30th scheduled trading day prior to the maturity date of the Notes, Micron may irrevocably elect to deliver cash up to the aggregate principal amount of the Notes to be converted, and shares of common stock, cash or a combination thereof in respect of the remainder, if any, of the conversion obligation in excess of the aggregate principal amount of the Notes being converted.

If a holder elects to convert its Notes in connection with a make-whole change in control, as defined in the Indenture, Micron will, in certain circumstances, pay a make-whole premium by increasing the conversion rate for the Notes converted in connection with such make-whole change in control. Micron may not redeem the Notes prior to June 6, 2011. Upon a change in control or a termination of trading, as defined in the Indenture, the holders may require Micron to repurchase for cash all or a portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any.

The Notes are Micron’s general, unsecured obligations and are effectively subordinated to all of Micron’s existing and future secured debt, to the extent of the assets securing such debt, and are structurally subordinated to all liabilities of Micron’s subsidiaries, including trade payables. The Indenture does not limit the amount of indebtedness that Micron or any of its subsidiaries may incur.

The following events are considered “Events of Default,” which may result in the acceleration of the maturity of the Notes:

•                  Micron’s failure to pay when due the principal on any of the Notes at maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

•                  Micron’s failure to pay interest on any of the Notes for 30 days after the date when due;

•                  Micron’s failure to give timely notice of a termination of trading, a change of control or a make-whole change in control that does not constitute a change in control, which continues for a period of three business days;

•                  Micron’s failure to give timely notice of a distribution to its stockholders, which continues for a period of three business days;

•                  Micron’s failure to comply with its obligation to convert the Notes into common stock, cash or a combination of cash and common stock, upon exercise of a holder’s conversion right;

•                  Micron’s failure to perform or observe any other covenants or agreement under the Indenture governing the Notes and Micron fails to cure or obtain a waiver of such default for a period of 60 days after receiving notice of such failure;

•                  A default by Micron under any indebtedness that results in acceleration of such indebtedness, or the failure to pay any such indebtedness at maturity, in an aggregate principal amount in excess of $100 million, and such acceleration has not been rescinded or annulled within 30 days;

•                  Certain events of bankruptcy, insolvency or reorganization with respect to the Company or any significant subsidiary.

In connection with the offering of the notes, the Company also entered into capped call transactions with the following entities affiliated with the Underwriters: one capped call transaction with Morgan Stanley & Co. International plc (the “Morgan Stanley Capped Call”) and two capped call transactions with Credit Suisse International (the “First Credit Suisse Capped Call” and the “Second Credit Suisse Capped Call” and collectively with the Morgan Stanley Capped Call and the First Credit Suisse Capped Call, the “Capped Calls”). The Capped Calls each have an initial strike price of $14.2312 per share, subject to certain adjustments, which matches the initial conversion price of the Notes.  The Morgan Stanley Capped Call has a cap price of $17.25000 per share; the First Credit Suisse Capped Call has a cap price of $20.1250 per share; and the Second Credit Suisse Capped Call has a cap price of $23.0000 per share. The Capped Calls are in three equal tranches and cover, subject to anti-dilution adjustments similar to those contained in the notes, an approximate combined total of 91.3 million shares of common stock (after adjustment for the Underwriters’ exercise of their over-allotment option pursuant to the Underwriting Agreement). The Capped Calls are intended to reduce the potential dilution upon conversion of the Notes. If, however, the market value per share of the common stock, as measured under the terms of the Capped Calls, exceeds the applicable cap price of the Capped Calls, there would be dilution to the extent that the then market value per share of the common stock exceeds the cap price. Micron paid approximately $151.1 million from the net proceeds from the issuance and sale of the Notes to purchase the Capped Calls. The Morgan Stanley Capped Call expires in four and one-half years, the First Credit Suisse Capped Call expires in five years, and the Second Credit Suisse Capped Call expires in five and one-half years. The Morgan Stanley Capped Call is filed as Exhibit 10.1, the First Credit Suisse Capped Call is filed as Exhibit 10.2 and the Second Credit Suisse Capped Call is filed as Exhibit 10.3 to this Current Report on Form 8-K.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the Underwriting Agreement, Indenture and Capped Calls, which are included as exhibits hereto and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of May 17, 2007, by and between Micron Technology, Inc. and Morgan Stanley & Co. Incorporated, as representative of the underwriters.
4.1	Indenture, dated as of May 23, 2007, by and between Micron Technology, Inc. and Wells Fargo Bank, National Association, as trustee.
10.1	Capped Call Confirmation (Reference No. CEODL6), by and between Micron Technology, Inc. and Morgan Stanley & Co. International plc.
10.2	Capped Call Confirmation (Reference No. 53228800), by and between Micron Technology, Inc. and Credit Suisse International.
10.3	Capped Call Confirmation (Reference No. 53228855), by and between Micron Technology, Inc. and Credit Suisse International.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date: May 23, 2007	By:	/s/ W. G. Stover, Jr.
	Name:	W. G. Stover, Jr.
	Title:	Vice President of Finance and
Chief Financial Officer

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K DATED MAY 23, 2007

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of May 17, 2007, by and between Micron Technology, Inc. and Morgan Stanley & Co. Incorporated, as representative of the underwriters.
4.1	Indenture, dated as of May 23, 2007, by and between Micron Technology, Inc. and Wells Fargo Bank, National Association, as trustee.
10.1	Capped Call Confirmation (Reference No. CEODL6), by and between Micron Technology, Inc. and Morgan Stanley & Co. International plc.
10.2	Capped Call Confirmation (Reference No. 53228800), by and between Micron Technology, Inc. and Credit Suisse International.
10.3	Capped Call Confirmation (Reference No. 53228855), by and between Micron Technology, Inc. and Credit Suisse International.